Exhibit 99.1

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FOR IMMEDIATE RELEASE

                   COX RADIO COMPLETES STATION SWAP WITH AMFM

         ATLANTA, August 25, 2000 - Cox Radio, Inc. (NYSE: CXR) announced today that it has completed its previously announced transaction with AMFM, Inc. (NYSE: AFM) under which Cox Radio transferred to AMFM KOST-FM and KFI-AM in Los Angeles in exchange for radio stations in: Miami (WEDR-FM); Atlanta (WFOX-FM); Stamford/Norwalk (WEFX-FM, WNLK-AM, WKHL-FM and WSTC-AM); Jacksonville (WFYV-FM, WAPE-FM, WBWL-AM, WKQL-FM, WMXQ-FM and WOKV-AM) and New Haven (WPLR-FM and local sales rights at WYBC-FM).

         Pending the close of all other announced transactions, Cox Radio owns, operates or provides sales and marketing services for 4 FM stations and 1 AM station serving the Atlanta market and 4 FM stations serving the Miami market, the nation's 10th and 12th largest radio revenue markets. In addition, Cox Radio now owns, operates or provides sales and marketing services for 2 FM and 2 AM stations serving Stamford/Norwalk, 2 FM stations in New Haven and 4 FM and 2 AM stations serving the Jacksonville market.

         Cox Radio is the fourth largest radio company in the United States based on net revenues. Pending the close of all announced transactions, Cox Radio would own, operate or provide sales and marketing services for 81 stations (64 FM and 17 AM) clustered in 17 markets including major markets such as Atlanta, Houston, Miami, Tampa, Orlando and San Antonio. Cox Radio's shares of Class A common stock are traded on the New York Stock Exchange under the symbol "CXR."


Contact:
Analysts and Investors                 Analysts, Investors, Press or Media
Maritza Pichon                         John Buckley
Chief Financial Officer                Brainerd Communicators
Cox Radio, Inc.                        212-986-6667
404-843-5159

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any expressions that indicate future events and identify trends are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Cox Radio anticipates. Factors that could have a material and adverse impact on Cox Radio's business are identified in the discussion of risk factors relating to Cox Radio's business and operations in the Company's most recent Form 10K. Cox Radio undertakes no obligation to release publicly the results of any revisions to forward-looking statements made in this press release to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.